UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2019

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01	Other Events

On January 21, 2019, Community Bank System, Inc. (“Community Bank System”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kinderhook Bank Corp. (“Kinderhook”), a bank holding company based in Kinderhook, New York and the parent of The National Union Bank of Kinderhook (“Kinderhook Bank”), and VB Merger Sub Inc., a newly formed New York corporation and wholly-owned subsidiary of Community Bank System (“Merger Sub”). The Merger Agreement, which was unanimously approved by the boards of directors of both Community Bank System and Kinderhook, provides for Community Bank System’s acquisition of Kinderhook through a merger of Merger Sub with and into Kinderhook. Following the merger, Kinderhook Bank will be merged into Community Bank, N.A., Community Bank System’s wholly-owned banking subsidiary.

The transaction will provide natural market extension for both institutions, joining two high-quality banks with long histories of customer service, as well as commitment to their communities. Kinderhook Bank will add to Community Bank, N.A.’s presence in the Capital District of Upstate New York with total assets of nearly $640 million, deposits of $560 million, and 11 banking offices across a five county area.

Under to the terms of the Merger Agreement, stockholders of Kinderhook will receive consideration per share of common stock equal to $62.00 in cash. Subject to the approval of Kinderhook’s stockholders, regulatory approvals, and other closing conditions, as described below, the parties anticipate completing the transaction in the second quarter of 2019.

The Merger Agreement contains customary representations and warranties from both Kinderhook and Community Bank System, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of Kinderhook’s business during the interim period between the execution of the Merger Agreement and the effective time of the merger, and Kinderhook’s non-solicitation obligations relating to alternative acquisition proposals and its obligation to recommend that its stockholders approve the Merger Agreement, subject to customary exceptions in the event of an unsolicited acquisition proposal that constitutes a “superior proposal” or the occurrence of an “intervening event,” in each case as defined in the Merger Agreement.

The completion of the merger is subject to customary conditions, including, among others, (1) the approval of the Merger Agreement by the holders of at least two thirds of the outstanding shares of Kinderhook common stock, (2) the absence of any order, injunction or other legal restraint preventing the completion of the merger or making the consummation of the Merger illegal, and (3) the receipt of required regulatory approvals, including the approval of the Office of the Comptroller of the Currency and the Federal Reserve Board. Each party’s obligation to complete the merger is also subject to certain additional customary conditions, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement.

The Merger Agreement provides for certain termination rights for both Community Bank System and Kinderhook, and further provides that upon a termination of the Merger Agreement under certain circumstances relating to a third-party takeover proposal, Kinderhook will be obligated to pay Community Bank System a termination fee of $3,700,000.

Each of Kinderhook’s director and executive officers, in their individual capacities as stockholders of Kinderhook, have entered into a Shareholder Support Agreement pursuant to which they have each agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders’ meeting to be held to vote on the proposed transaction.

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The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Additional Information About the Merger

In connection with the proposed merger, Kinderhook Bank Corp. will deliver a Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Stockholders of Kinderhook Bank Corp. are urged to read the proxy statement and the other relevant materials when they are delivered because they will contain important information about the proposed transaction. Information regarding Kinderhook Bank Corp. may be obtained at www.nubk.com or by directing a request to Kinderhook Bank Corp., 1 Hudson Street, Kinderhook, New York 12106, Attention: Investor Relations, Telephone: (518) 758-7101.

Information regarding Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov) or you may obtain copies of certain documents, free of charge from Community Bank System, Inc. by accessing its website at www.communitybankna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.”

Kinderhook Bank Corp. and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of Kinderhook Bank Corp. in connection with the proposed merger. Information about the directors and executive officers of Kinderhook Bank Corp. and their ownership of Kinderhook Bank Corp. common stock will be set forth in the proxy statement to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 29, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in Community Bank System’s Form 10-K filings, could cause the actual results of Community Bank System’s operations to differ materially from its expectations: failure to obtain the approval of the stockholders of Kinderhook Bank Corp. in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Kinderhook Bank Corp. to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the impact of the federal government shutdown; and changes in legislation or regulatory requirements. Community Bank System does not assume any duty to update forward-looking statements.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of January 21, 2019, by and among Community Bank System, Inc., VB Merger Sub Inc., and Kinderhook Bank Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: January 25, 2019

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Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 21, 2019, by and among Community Bank System, Inc., VB Merger Sub Inc., and Kinderhook Bank Corp.

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